Exhibit 99.1
NEWS RELEASE

Cooper Standard Announces Expiration and Final Results of Previously Announced Concurrent Notes Offering, Exchange Offer and Consent Solicitation for Existing Senior Notes in Refinancing Transactions

NORTHVILLE, Mich., January 23, 2023 - Cooper-Standard Holdings Inc. (NYSE: CPS) (“CPS”) today announced that:

•its previously announced Concurrent Notes Offering, Exchange Offer and Consent Solicitation (each as defined below) each have expired in accordance with their terms;

•$518,296,700 of New First Lien Notes (as defined below) were validly subscribed for in the Concurrent Notes Offering, and an additional $61,703,300 of New First Lien Notes will be issued pursuant to the commitments by the backstop commitment parties;

•approximately 89.36% of the 2026 Senior Notes (as defined below) were validly tendered and accepted for exchange by the Issuer (as defined below) in the Exchange Offer;

•the Requisite Consents (as defined below) for the Consent Solicitation have been received; and

•the Exchange Offer and Concurrent Notes Offering are expected to settle on or about January 27, 2023 (the “Settlement Date”).

CPS’s announcement relates to the previously announced commencement by CPS’s wholly-owned subsidiary, Cooper-Standard Automotive Inc. (the “Issuer”), of certain refinancing transactions (the “Refinancing Transactions”) including (i) a fully backstopped private offering (the “Concurrent Notes Offering”) of $580.0 million aggregate principal amount of the Issuer’s newly issued 13.50% Cash Pay / PIK Toggle Senior Secured First Lien Notes due 2027 (the “New First Lien Notes”) to holders of the Issuer’s existing 5.625% Senior Notes due 2026 (the “2026 Senior Notes) or their designees who participated in the Exchange Offer (as defined herein), (ii) an offer (the “Exchange Offer”) to the holders of 2026 Senior Notes who participated in the Concurrent Notes Offering to exchange any and all of the $400.0 million aggregate principal amount of 2026 Senior Notes outstanding for the Issuer’s newly issued 5.625% Cash Pay / 10.625% PIK Toggle Senior Secured Third Lien Notes due 2027 (the “New Third Lien Notes”, and together with the New First Lien Notes, the “New Notes”) on a par-for-par basis and (iii) a consent solicitation (the “Consent Solicitation”) whereby the Issuer solicited, and holders of 2026 Senior Notes who tendered pursuant to the Exchange Offer were required to deliver, consents to amend the indenture under which the 2026 Senior Notes were issued (the “2026 Senior Notes Indenture”) to remove substantially all of the covenants, certain events of default and certain other provisions contained in the 2026 Senior Notes and 2026 Senior Notes Indenture and to release and discharge the guarantee of the 2026 Senior Notes by CPS. In order to approve the amendment to the 2026 Senior Notes Indenture, consents were required to be delivered and not revoked in respect of at least a majority of the outstanding principal amount of the 2026 Senior Notes (the “Requisite Consents”). Each of the Concurrent Notes Offering, the Exchange Offer and the Consent Solicitation was conducted upon the terms and subject to the conditions set forth in a confidential offering memorandum and consent solicitation statement, dated December 19, 2022 (as so amended, supplemented, modified and updated, the “Offering Memorandum”).

The Concurrent Notes Offering, the Exchange Offer and the Consent Solicitation expired one minute past 11:59 PM, New York City time, on January 18, 2023 (such time and date, the “Expiration Time”). As of the Expiration Time, based on information provided by Kroll Issuer Services (US) (“Kroll” or the “Exchange and Subscription Agent”), (i) approximately $518,296,700 in aggregate principal amount of the New First

Lien Notes had been subscribed for and accepted in the Concurrent Notes Offering (excluding the additional New First Lien Notes to be issued to the backstop commitment parties), (ii) approximately $357,446,000 in aggregate principal amount of the 2026 Senior Notes, representing approximately 89.36% of the aggregate outstanding principal amount of the 2026 Senior Notes, had been validly tendered and accepted for exchange by the Issuer in connection with the Exchange Offer, and (iii) the Requisite Consents to effectuate the proposed amendments to the 2026 Senior Notes Indenture had been delivered. On the terms and subject to the conditions set forth in the Offering Memorandum, concurrently with the settlement of the Concurrent Notes Offering and the Exchange Offer, the Issuer expects to issue approximately $61,703,300 in aggregate principal amount of additional New First Lien Notes to certain backstop commitment parties, which New First Lien Notes will be in addition to the pro rata portion of the New First Lien Notes issued to such parties as part of the Concurrent Notes Offering. As a result, on the Settlement Date, the Issuer expects to issue $580.0 million aggregate principal amount of New First Lien Notes.

On the terms and subject to the conditions set forth in the Offering Memorandum, as a result of receiving the Requisite Consents, on January 20, 2023, the Issuer entered into a supplemental indenture to the 2026 Senior Notes Indenture, effectuating the proposed amendments, which amendments will become operative as of the Settlement Date.

The Refinancing Transactions may not be consummated on the terms described in this press release or at all. The complete terms and conditions of the Refinancing Transactions are set forth in the Offering Memorandum.

Goldman Sachs & Co. LLC is acting as dealer manager in connection with the Exchange Offer and as financial advisor to CPS and the Issuer in connection with the Refinancing Transactions. Simpson Thacher & Bartlett LLP is acting as legal counsel to CPS and the Issuer in connection with the Refinancing Transactions. Houlihan Lokey Capital, Inc. is acting as financial advisor and Willkie Farr & Gallagher LLP as legal advisor to the backstop commitment parties.

This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security and does not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The Concurrent Notes Offering and the Exchange Offer were made, and the New Notes are being offered and issued, pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), only (a) in the United States, to holders of 2026 Senior Notes who are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (b) outside the United States, to holders of 2026 Senior Notes who are persons other than U.S. persons.

Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. Our use of words “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “believe,” “outlook,” “guidance,” “forecast,” or future or conditional verbs, such as “will,” “should,” “could,” “would,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that these expectations, beliefs and projections will be achieved. Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. Among other items, such factors may include: our ability to complete the Refinancing Transactions; impacts, including commodity cost increases and disruptions, related to the war in Ukraine and the ongoing COVID-19 pandemic; our ability to offset the adverse impact of higher commodity and other costs through negotiations with our customers; the impact, and expected continued impact, of the COVID-19 outbreak on our financial condition and results of operations; significant risks to our liquidity presented by the COVID-19 pandemic risk; prolonged or material contractions in automotive sales and production volumes;

our inability to realize sales represented by awarded business; escalating pricing pressures; loss of large customers or significant platforms; our ability to successfully compete in the automotive parts industry; availability and increasing volatility in costs of manufactured components and raw materials; disruption in our supply base; competitive threats and commercial risks associated with our diversification strategy through our Advanced Technology Group; possible variability of our working capital requirements; risks associated with our international operations, including changes in laws, regulations, and policies governing the terms of foreign trade such as increased trade restrictions and tariffs; foreign currency exchange rate fluctuations; our ability to control the operations of our joint ventures for our sole benefit; our substantial amount of indebtedness and variable rates of interest; our ability to refinance our indebtedness and obtain adequate financing sources in the future; operating and financial restrictions imposed on us under our debt instruments; the underfunding of our pension plans; significant changes in discount rates and the actual return on pension assets; effectiveness of continuous improvement programs and other cost savings plans; manufacturing facility closings or consolidation; our ability to execute new program launches; our ability to meet customers’ needs for new and improved products; the possibility that our acquisitions and divestitures may not be successful; product liability, warranty and recall claims brought against us; laws and regulations, including environmental, health and safety laws and regulations; legal and regulatory proceedings, claims or investigations against us; work stoppages or other labor disruptions; the ability of our intellectual property to withstand legal challenges; cyber-attacks, data privacy concerns, other disruptions in, or the inability to implement upgrades to, our information technology systems; the possible volatility of our annual effective tax rate; the possibility of a failure to maintain effective controls and procedures; the possibility of future impairment charges to our goodwill and long-lived assets; our ability to identify, attract, develop and retain a skilled, engaged and diverse workforce; our ability to procure insurance at reasonable rates; and our dependence on our subsidiaries for cash to satisfy our obligations; and other risks and uncertainties, including those detailed from time to time in periodic reports filed by CPS with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. Our forward-looking statements speak only as of the date of this press release and we undertake no obligation to publicly update or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except where we are expressly required to do so by law.

This press release also contains references to estimates and other information that are based on industry publications, surveys and forecasts. This information involves a number of assumptions and limitations, and we have not independently verified the accuracy or completeness of the information.

Contact for Analysts:	Contact for Media:
Roger Hendriksen	Chris Andrews
Cooper Standard	Cooper Standard
(248) 596-6465	(248) 596-6217
roger.hendriksen@cooperstandard.com	candrews@cooperstandard.com